UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

G REIT LIQUIDATING TRUST
 (Exact name of registrant as specified in its charter)

Maryland	0-50261	26-6199755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01 Completion of Acquisition and Disposition of Assets.
As previously disclosed in our Current Report on Form 8-K filed on April 1, 2010, we, through GREIT-Pacific Place, LP, our wholly owned subsidiary, entered into a purchase and sale agreement, or the Agreement, with Boxer F2, L.P., an unaffiliated third party, or the Buyer, for the sale of Pacific Place, located at 1910 Pacific Avenue, Dallas, Texas, or the Pacific Place property, for a sales price of $5,300,000.
On April 30, 2010, we entered into an amendment to the Agreement, or the First Amendment, with the Buyer. The material terms of the First Amendment provide for an extension of the closing date to May 5, 2010, or such earlier time as we and the Buyer may have agreed upon.
On May 3, 2010, we entered into an agreement and assignment of proceeds with the Buyer in connection with water damage incurred at the property, whereby we have agreed to assign any insurance proceeds payable to us for the water damage incurred at the property, net of the amount we have paid for water extraction performed by an unaffiliated third party.
On May 3, 2010, we sold the Pacific Place property to the Buyer, for a sales price of $5,300,000. Our net cash proceeds were $5,088,000 after payment of closing costs and other transaction expenses. Pursuant to a separate agreement that we entered into with a real estate broker of Grubb & Ellis Company, the parent company of Grubb & Ellis Realty Investors, LLC, our advisor, we paid a sales commission of approximately $98,000, or 1.8% of the sales price, for real estate brokerage services. Our advisor waived the disposition fee it was entitled to receive in connection with the sale of the Pacific Place property, therefore, we did not pay a disposition fee to our advisor.
Item 9.01 Financial Statements and Exhibits.
(b)	Pro forma financial information.

The pro forma financial information required as part of this item is being provided below as follows:
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
I.	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of December 31, 2009 (Liquidation Basis)

II.	Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Year Ended December 31, 2009 (Liquidation Basis)

G REIT LIQUIDATING TRUST
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Pacific Place property been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our historical consolidated financial statements included in our December 31, 2009 Annual Report on Form 10-K. In our opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated statement of net assets as of December 31, 2009 (liquidation basis) is presented as if the disposition of the Pacific Place property had occurred on December 31, 2009.
The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2009 (liquidation basis) is presented as if the disposition of the Pacific Place property had occurred on January 1, 2009.
The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the dispositions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

G REIT LIQUIDATING TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
As of December 31, 2009
(Unaudited — Liquidation Basis)

	Company	Sale of Pacific Place	Company
	Historical(A)	Property(B)	Pro Forma
ASSETS
Real estate investments:
Real estate held for sale	$28,856,000	$(5,112,000)	$23,744,000
Investment in unconsolidated real estate	1,619,000	—	1,619,000

	30,475,000	(5,112,000)	25,363,000
Cash and cash equivalents	5,842,000	4,946,000	10,788,000
Accounts receivable, net	1,617,000	—	1,617,000
Related party receivables	5,338,000	—	5,338,000
Asset for estimated receipts in excess of estimated costs during liquidation	424,000	1,151,000	1,575,000

Total assets	43,696,000	985,000	44,681,000

LIABILITIES
Accounts payable and accrued liabilities	2,598,000	(222,000)	2,376,000
Related party payables	146,000	—	146,000
Security deposits and prepaid rent	443,000	—	443,000

Total liabilities	3,187,000	(222,000)	2,965,000

Commitments and contingencies	—	—	—

Net assets in liquidation	$40,509,000	$1,207,000	$41,716,000	(D)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

G REIT LIQUIDATING TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the Year Ended December 31, 2009
(Unaudited — Liquidation Basis)

Company	Sale of Pacific Place	Company
Historical(A)	Property(C)	Pro Forma

Net assets in liquidation, beginning of period	$60,909,000	$(1,139,000)	$59,770,000

Changes in net assets in liquidation:
Changes to asset for estimated receipts in excess of estimated costs during liquidation:
Operating income	(925,000)	(991,000)	(1,916,000)
Distributions received from unconsolidated property	(208,000)	—	(208,000)
Payments of liquidation costs and other amounts	2,410,000	(4,000)	2,406,000
Change in estimated receipts in excess of estimated costs during liquidation	2,083,000	(528,000)	1,555,000

Change in asset for estimated receipts in excess of estimated costs during liquidation	3,360,000	(1,523,000)	1,837,000

Change in fair value of assets and liabilities:
Change in fair value of real estate investments	(17,871,000)	2,672,000	(15,199,000)
Change in assets and liabilities due to activity in liability for estimated costs in excess of estimated receipts during liquidation	(1,277,000)	995,000	(282,000)

Net decrease in fair value	(19,148,000)	3,667,000	(15,481,000)

Liquidating distributions to beneficiaries	(4,612,000)	—	(4,612,000)

Change in net assets in liquidation	(20,400,000)	2,144,000	(18,256,000)

Net assets in liquidation, end of period	$40,509,000	$1,005,000	$41,514,000	(D)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
As of and For the Year Ended December 31, 2009
The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.
(A) As reported in our December 31, 2009 Annual Report on Form 10-K.
(B) Adjustments have been made for the sale of the Pacific Place property to an unaffiliated third party for $5,300,000 and, therefore, our real estate held for sale would have been decreased by the amount related to the Pacific Place property. Also, our cash balance would have increased by the pro forma amount of the net proceeds received upon sale of $4,946,000, which reflects the payment of closing costs of $140,000 and prorations for property taxes of $214,000. The pro forma net proceeds received as if the disposition had occurred on December 31, 2009 differs from the actual amount of net proceeds received upon sale due to an adjustment to the property tax proration. Additionally, our net asset for estimated receipts in excess of estimated costs during liquidation would have increased by $1,151,000 as a result of the removal of the liability for estimated costs in excess of estimated receipts during liquidation related to the Pacific Place property. The property had a liability balance as of December 31, 2009 as a result of the building being vacant and, thus, having no estimated receipts during liquidation while it would continue to incur costs.
(C) These adjustments reflect the elimination of the changes in net assets in liquidation attributable to the Pacific Place property, as if the disposition occurred on January 1, 2009. The pro forma results include the estimated net sales proceeds as if the disposition closed on January 1, 2009.
(D) The unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2009 is presented as if the disposition of the Pacific Place property had occurred on January 1, 2009. The unaudited pro forma condensed consolidated statement of net assets as of December 31, 2009 is presented as if the disposition of the Pacific Place property had occurred on December 31, 2009. As such, there is a difference in the net assets in liquidation as of December 31, 2009 between these two statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT LIQUIDATING TRUST
May 6, 2010	By:	/s/ Gary T. Wescombe
		Name:	Gary T. Wescombe
		Title:	Chairman of the Trustees